                                                                    EXHIBIT 4.2


NUMBER

WARRANTS



                          WESTSTAR ENVIRONMENTAL, INC.


               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA
                    REDEEMABLE COMMON STOCK PURCHASE WARRANT

                                CUSIP 961533 11 4


                    See Reverse Side For Certain Definitions


         This Certifies that, for value received


or registered assigns, is the owner of the number of Redeemable Common Stock Purchase Warrants (hereinafter referred to as "Warrants") set forth above. Each Warrant entitles the owner thereof to purchase at any time commencing __________, 1999 at Continental Stock Transfer & Trust Company or its successor as Warrant Agent, one fully paid and nonassessable share of the Common Stock, $.001 par value (the "Common Stock") of Weststar Environmental, Inc., a Florida corporation (the "Company"). Each Warrant entitles the owner thereof to purchase one share of the Common Stock at a purchase price of $6.00 per share until 5:00 P.M., New York City time, on ___________, 2003 upon the presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant certificate (and the number of shares which may be purchased upon exercise hereof) set forth above, and the purchase price set forth above, are the number and purchase price as of _________, 1998 based on the shares of Common Stock of the Company as constituted at such date.

         The provisions of this Warrant are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth in this place.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent and Registrar.


         WITNESS the facsimile seal of this Corporation and the facsimile signature of its duly authorized officers.

Dated


                                   [GRAPHIC]


        /S/ JIMMY RICKS                           /S/ MICHAEL E. RICKS
           Secretary                                    President

COUNTERSIGNED

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                   2 BROADWAY
                            NEW YORK, NEW YORK 10004

                                                                   WARRANT AGENT
                                                                   AND REGISTRAR



                                                            AUTHORIZED SIGNATURE
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                          Weststar Environmental, Inc.
                               WARRANT CERTIFICATE

                  This Warrant Certificate Is subject to all of the terms,
provisions and conditions of an agreement dated as            , 1998 ("Warrant
Agreement") between the Company and the Warrant Agent, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference Is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained on request of any warrant holder from either the Company or the Warrant Agent.

                  As provided in the Warrant Agreement, the purchase price and the number of shares of Common Stock which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

                  This Warrant Certificate, with or without other Warrant Certificates, upon surrender to the Warrant Agent may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase. If this Warrant Certificate shall be exercised In part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants unexercised.

                  No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby; upon the exercise of such Warrant or Warrants, the Company shall Issue the largest number of whole shares of Common Stock purchasable upon exercise. The Company will pay a cash equivalent In respect to any such fraction of a share to which the holder hereof would otherwise be entitled in accordance with the terms of the Warrant Agreement. By his acceptance of the Warrant Certificate, the holder hereof expressly waives any right he may have to receive a certificate for any fraction of a share upon exercise hereof,


                              ELECTION TO PURCHASE
                      (To be executed if holder desires to
                          exercise Warrant Certificate)

Continental Stock Transfer & Trust Company
2 Broadway
New York, N.Y. 10004

              The undersigned hereby Irrevocably elects to exercise

__________________________________________________Warrants represented by this
Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER


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                         (Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER


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                         (Please print name and address)

 Date:                                                      , 19
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                                    Signature
(Signature must conform in all respect to name of holder specified on the face of this Warrant Certificate)


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                              Signature Guaranteed


                  No holder of this Warrant Certificate shall be entitled to vote or receive dividends or subscription rights or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of shares, reclassification of shares, consolidation, merger, conveyance or otherwise), receive notice of meetings or other actions affecting stockholders (except for notices provided for in the Warrant Agreement), until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise hereof shall have become deliverable as provided In the Warrant Agreement, at which time the person or persons In whose name or names the certificate or certificates for such Common Stock shall be Issued shall be deemed the holder or holders of record of such shares of Common Stock for all purposes.

                  Under certain conditions set forth in the Warrant Agreement, commencing ________, 1999, the Warrants evidenced hereby will be redeemable in whole but not In part, for $.10 per Warrant at the option of the Company, upon 30 days written notice.

                  Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

                  (a) the Warrant Certificates are transferable only on the registry books of the Warrant Agent If surrendered to the Warrant Agent at the address on the reverse hereof, duly endorsed, or accompanied by a proper Instrument of transfer; and

                  (b) the Company and the Warrant Agent may deem and treat the person In whose name the Warrant Certificate Is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


                                   ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate)

For value received
                    ------------------------------------------------
hereby sell, assign and transfer unto


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                  (Please print name and address of transferee)


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this Warrant Certificate, together with all the right, title and interest therein, and does hereby irrevocably constitute and appoint

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Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Date:                                                        , 19
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                                    Signature
(Signature must conform in all respect to name of holder specified on the face of this Warrant Certificate)


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                              Signature Guaranteed